Van Kampen Municipal Income Trust
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002


Security     Date    Shares      Total          Purchas  Broker
             of      Purchased   Issued         ed
             Purcha                             By Fund
             se
Kentucky     1/10/0  5,000,000    305,145,000   1.6386%  Bear
Property     2                                           Stearns
State of     2/27/0  3,560,000    269,605,000   1.3205%  Salomon
Oregon       2                                           Smith
Refunding                                                Barney
COPs
Commonwealt  3/21/0  4,000,000    492,870,000   0.8116%  Goldman
h of         2                                           Sachs
Massachuset
ts GO
Alaska       03/26/  4,000,000    139,855,000   2.8601%  Paine
Internation  02                                          Webber
al Airport-
AMBAC
Miami Dade   05/17/  1,720,000    299,000,000   0.5753%  Salomon
FL Aviation  02                                          Smith
                                                         Barney
Jacksonvill  05/17/  1,000,000    75,000,000    1.3333%  Bear
e FL         02                                          Stearns
Electric
System
Metropolita  06/05/  2,500,000   1,725,100,000  0.1449%  Lehman
n            02                                          Brothers
Transportat
ion
Authority
New York     06/14/  3,000,000   1,239,894,000  0.2420%  Lehman
City TFA     02                                          Brothers


Underwriting Participants

Miami-Dade Aviation:
Merrill Lynch & Co.
Morgan Stanley
Siebert Brandford Shank & Co.
Estrada Hinojosa & Company
Lehman Brothers
Loop Capital
M.R. Beal & Company
Ramirez & Co., Inc.
The Chapman Company
UBS PaineWebber Inc.

Jacksonville FL Electric System:
Bear, Stearns & Co. Inc.
Merrill Lynch & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Bank of America Securities LLC
Goldman, Sachs & Co.
Lehman Brothers
Morgan Stanley
UBS PaineWebber Inc.


Metropolitan Transportation Authority:
Lehman Brothers
Bear, Stearns & Co. Inc.
First Albany Corporation
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Morgan Stanley
UBS PaineWebber Inc.
Salomon Smith Barney Inc.
ABN Amro Financicial Services Inc.
Advest, Inc.
CIBC World Markets
Commerce Capital Markets, Inc.
Fahnestock & Co., Inc.
Siebert Branford Shank & Co.
Wachovia Bank, National Association

New York City TFA:
Lehman Brothers
Merrill Lynch & Co.
J.P. Morgan Securities Inc.
Morgan Stanley
Advest, Inc
Bear, Stearns & Co. Inc.
RBC Dain Rauscher
First Albany Corporation
Goldman, Sachs & Co.
UBS PaineWebber Inc.
Ramirez & Co.,  Inc.
Salomon Smith Barney Inc.
CIBC World Markets
Commerce Capital Markets, Inc.
A.G. Edwards & Sons, Inc.
Jackson Securities Inc.
Legg Mason Wood Walker, Inc.
Loop Capital Markets
Prudential Securities
Quick & Reilly, Inc.
Raymond James & Associates
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co.